UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: October 17, 2005
DIAMONDHEAD CASINO CORPORATION
DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
150-153RD Avenue Suite 201
Madeira Beach, Florida 33708
(727) 393-2885
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act.
☐      Soliciting material pursuant to Rule 14a- 12 under the Securities Act.
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐      Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

ITEM 8.01. OTHER EVENTS
On October 17, 2005, the registrant issued the following public press release:
Madeira Beach, Florida (October 17, 2005) — Diamondhead Casino Corporation (OTCBB: “DHCC”), which owns approximately 404 acres of land on the Bay of St. Louis in Diamondhead, Mississippi, announced that Mississippi’s Governor signed a bill into law today that will allow casinos in Mississippi to be constructed on land. The new law will allow casinos located in certain areas to be constructed on land no more than 800 feet from the mean high-water line of certain bodies of water. The new law applies to the Company’s property on the Bay of St. Louis.
The law signed today differs significantly from the law previously in effect, which required that a casino at the Company’s site be constructed in, on, or above water and be located a minimum of 50% below mean high tide. The new law allows the Company to avoid any permits, authorizations, or leases that water-based construction would have required, but that land-based construction at the site may not require.
The Company believes that the advent of land-based gaming in Mississippi will have a positive effect on the entire industry and change the whole perception of the gaming industry in Mississippi from that of a riverboat or barge-based industry, to that of a Las Vegas style or Atlantic City style industry. With respect to the Company’s property, management believes the impact of the new law will be beneficial. The Company believes that its property, which fronts Interstate 10 for approximately two miles and which fronts the Bay of St. Louis for approximately two miles, is strategically located to take maximum advantage of the new law. In addition to a destination casino resort, the Company believes its property is also well-suited for other real estate uses, including the development of condominiums.
The Company is currently engaged in discussions with potential joint venture partners and with potential purchasers of all or part of its property. There can be no assurance that any discussions will eventually result in any proposals that are acceptable to the Company.
The Company, through its wholly-owned subsidiary, Casino World, Inc., intends to develop a themed, destination casino resort and hotel at its 404-acre site on the Bay of St. Louis in Diamondhead, Mississippi. The development of the Diamondhead, Mississippi project is subject to risks and uncertainties which include, but are not limited to, those relating to permitting, financing, the activities of environmental groups, the outcome of litigation and the actions of federal, state, or local governments and agencies. The Company may be affected by some or all of these factors and other risks and uncertainties, many of which are beyond the Company’s control. Except for historical statements contained herein, the statements made in this release constitute forward-looking statements that involve risks and uncertainties. Any references in this press release to Mississippi law are qualified in their entirety by reference to the actual text of the law.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: October 18, 2005